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                                                                     EXHIBIT 1.2



                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT made as of January 1, 2002, by and between RCG Brinson Patrick, a division of Ramius Securities, LLC, having its principal office at 666 Third Avenue, 26th Floor, New York, New York 10017 ("Assignor"), Brinson Patrick Securities Corporation, having its principal office at 330 Madison Avenue, 9th Floor, New York, New York 10017
("Assignee"), and Sun Communities, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sales Agreement (as defined below).

         WHEREAS, Assignor is, as of the date hereof, a party to that certain Sales Agreement dated as of October 3, 2001 between the Company and the Assignor (the "Sales Agreement"); and

         WHEREAS, Assignor wishes to assign all of its rights and obligations in and under the Sales Agreement to Assignee, and Assignee wishes to accept such assignment and assume all such obligations, effective the date hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee and the Company agree as follows:

                 1. Assignor hereby transfers and assigns all of its rights, obligations, protections, indemnities and interests in and under the Sales Agreement arising on and after the date hereof to Assignee.

                 2. Assignee hereby accepts such assignment, irrevocably assumes all liabilities and obligations in respect thereof arising on and after the date hereof, and agrees to be bound by the provisions of the Sales Agreement.

                 3. The Company hereby consents to the foregoing assignment and assumption and both the Assignee and the Company hereby agree to release Assignor, its affiliates, parents and subsidiaries and their respective members, partners, directors, officers, employees and agents from any actions and causes of action, suits, debts, covenants, contracts, agreements, judgments, charges, claims and demands whatsoever which arise on or after the date of this Agreement. For the avoidance of doubt, in the event any of the foregoing, or any liabilities or obligations with respect to any of the foregoing, relate to liabilities or obligations arising out of the sale of shares of the Company's stock to the public, it shall be deemed to have arisen "on or after the date of this Agreement" only if the shares of Stock to which the liabilities or obligations relate were sold to the public on or after the date of this Agreement. The Company hereby consents to the foregoing assignment and assumption. As promptly as practicable after the date of this Agreement, the Company will file a prospectus supplement as a post effective amendment to the Registration Statement naming Brinson Patrick Securities Corporation as the Sales Manager under the Sales Agreement. The Company will use its best efforts to cause such post-effective amendment to the Registration Statement to become effective as promptly as possible thereafter.



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                 4. The parties hereto agree to take such further action as may be needed to implement the provisions of this Agreement.

                 5. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.





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         IN WITNESS WHEREOF, the undersigned have each executed this Assignment and Assumption Agreement as of the date first written above.

                                  ASSIGNOR:

                                  RCG Brinson Patrick, a division of
                                  RAMIUS SECURITIES, LLC

                                  By:  /s/ Marran Ogilvie
                                       ---------------------------------
                                  Name:    Marran Ogilvie
                                  Title:   General Counsel

                                  ASSIGNEE:

                                  BRINSON PATRICK SECURITIES CORPORATION

                                  By:  /s/ Todd Wyche
                                       ---------------------------------
                                  Name:    Todd Wyche
                                  Title:   Managing Director

                                  COMPANY:

                                  SUN COMMUNITIES, INC.

                                  By:  /s/ Jeffrey P. Jorissen
                                       ---------------------------------
                                  Name:    Jeffrey P. Jorissen
                                  Title:   Chief Financial Officer






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